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                     SUMMARY OF TERMS AND CONDITIONS
                       ADVANCED RADIO TELECOM CORP.
                                12/19/96

THIS SUMMARY OF TERMS AND CONDITIONS IS PROVIDED FOR DISCUSSION PURPOSES ONLY AND DOES NOT REPRESENT AN OFFER, AGREEMENT OR COMMITMENT TO LEND. THE TERMS ON WHICH CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC, INC.") MIGHT EXTEND CREDIT TO ADVANCED RADIO TELECOM CORP. AND SUBSIDIARIES IS SUBJECT TO OUR THOROUGH DUE DILIGENCE OF THE COMPANY INCLUDING BUT NOT LIMMITED TO A REVIEW OF THE COMPANY'S EXISTING AND PROSPECTIVE BUSINESS, ASSETS, MARKETS, INDUSTRY, MATERIAL CONTRACTS, GOVERNMENT OBLIGATIONS, DOCUMENTATION, OWNERSHIP STRUCTURE AND INDEBTEDNESS.


BORROWER:          Advanced Radio Telecom Corp. ("ART")

GUARANTORS:        All Subsidiaries of the Borrower.

AGENT AND
UNDERWRITER:       Canadian Imperial Bank of Commerce ("CIBC, Inc.")

FACILITY:          $100,000,000 Senior Secured Revolving Credit Facility
                   converting to an Amortizing Term Loan.

TENOR:             To be determined upon review of the company's business plan.

AGENT'S
COMMITMENT:        $100,000,000

SYNDICATION
MANAGEMENT:        The Agent will manage all aspects of the syndication,
                   including the timing of offers to potential lenders, the amounts offered to potential lenders, the acceptance of commitments and the compensation provided.

PURPOSE: To finance the construction of the Borrower's network, to finance continued capital expenditures, to finance Permitted Acquisitions, operating losses and working capital.

CLOSING:           No later than ----------------

AVAILABILITY:      All loans will be subject to incurrence provisions and all other terms and conditions of the Credit Agreement.


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INCURRENCE
PROVISIONS:        To be determined, but to include:

                   - Total Debt to Operating Cash Flow
                   - Minimum number of links
                   - Minimum number of links per [pop or market, to be
                     determined]
                   - Minimum amount of revenue/link

                   Incurrence will also be subject to pro-forma compliance with the terms of this agreement and other agreements of the Borrower and its Subsidiaries.

AMORTIZATION:      To be determined upon review of business plan.

MANDATORY
PREPAYMENTS:       - During the Term Loan period,     % of Excess Cash Flow for
                   the most recently completed year, with such reductions applied to required amortization in inverse order of maturity.

                   - Proceeds from additional equity shall be applied first to reduce outstandings under the facility.

                   - Proceeds from Permitted Asset Sales shall be used to reduce outstandings under the facility.

                   Early termination costs of fixed rate borrowing contracts shall be for the account of the Borrower.

VOLUNTARY
COMMITMENT
REDUCTIONS:        At the Borrower's discretion, provided the Agent receives
                   5 business days prior written notice, early termination costs are borne by the Borrower, and such commitment reductions will not reduce scheduled commitment reductions.

RATE OF INTEREST:  At the Borrower's option, Base Rate and LIBOR options will be available. The applicable margin will be based on the ratio of Total Debt to Annualized Operating Cash Flow, as at the end of each fiscal quarter. Initially, the applicable margins shall be 2.50% in the case of Base Rate loans and 3.50% in the case of LIBOR based loans. Appropriate reduction points based on the ratio will be determined upon review of the business plan.

INTEREST PERIODS:  1, 2, 3, 6 and 12 months on LIBOR rate loans, subject to availability.



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DEFAULT RATE:      3% above the highest margin applicable under the Base Rate option upon an event of default.

FEES AND
EXPENSES:          The Borrower will pay all reasonable fees and expenses of
                   Agent bank's legal counsel during the course of this transaction. In addition, the Borrower will pay to the Agent the following fees:

                      1.   Structuring Fee:   $ [    ]

                      2.   Facility Fee       3.50% payable at closing

                      3.   Commitment Fee:    Beginning at the Commitment Date,
                                              1/2% per annum on the unused
                                              portion of the facility, payable
                                              quarterly in arrears.

SECURITY:          First priority perfected security interest in all assets
                   of the Borrower and a pledge of the stock and assets of the Borrower's direct and indirect subsidiaries. [Limited exceptions will be made for assets of Unrestricted
                   Subsidiaries, to be determined.]

                   Pledge of stock of special purpose FCC license holding entities.

CONDITIONS
PRECEDENT:         Conditions precedent to initial funding will be customary
                   to a financing of this nature, including but not limited to the following:

                   1. No material adverse change in the business, properties, financial conditions, results of operations, or prospects of the Borrower and its Subsidiaries has occurred since
                   [    ].  The Agent shall not become aware of any previously
                   undisclosed information which the Agent reasonably believes could have a material adverse effect on the business, properties, financial condition, results of operations, or prospects of the Borrower or its Subsidiaries.

                   2. The Borrower and its Subsidiaries shall not be prevented by any person from entering into a credit agreement on the terms and conditions contained herein.



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                   3.   The execution, delivery and performance of the loan
                   documents does not and will not violate or cause a default under any material agreement to which the Borrower and its Subsidiaries is a party.

                  [4.   The Borrower and its Subsidiaries shall not be
                   restricted in any way from raising public debt or equity except as agreed to herein.]

                   5. There is no litigation or other proceeding that would materially affect the Borrower and its Subsidiaries or this financing.

                   6. All necessary documentation has been completed, including but not limited to a credit agreement and security agreements acceptable to the Agent and its counsel. Such documentation to incorporate normal terms and conditions, representations and warranties, yield protection, increased cost and capital adequacy provisions, affirmative and negative covenants, indemnification provisions and events of default.

                   7. The Agent shall be satisfied with the corporate and capital structure of the Borrower and its Subsidiaries.

                   8. All FCC due diligence shall have been completed to the satisfaction of the Agent and its counsel. Agent and its counsel shall have received evidence of their satisfaction, that the Borrower has obtained all authorizations required by the FCC for the construction and operation of 38 gigahertz wireless links in accordance with the company's Business Plan.

                   9. The Agent shall have received all fees payable as outlined above.

                   10. The Agent shall have received and be satisfied with the company's Business Plan, which shall include financial projections extending through the term of the Facility along with management's assumptions in creating such projections.


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                   11.  The Agent shall have received a solvency opinion and
                   such opinion shall be satisfactory to the Agent.
                   [Necessity to be determined upon review of use of proceeds.]

                   12.  Successful completion of a public offering of unsecured
                   notes with net proceeds to ART of at least $          and on
                   terms and conditions satisfactory to the Agent. All proceeds from such offerings shall have been used for the construction and operation of the company's network, for permitted acquisitions, capital expenditures, to fund operating losses or working capital. [Provision can be eliminated if offering is completed prior to commitment date.]

                   13. The Borrower shall have delivered a Compliance Certificate demonstrating compliance with all covenants on a pro-forma basis, and conditions precedent including all conditions of lending.


SUBSEQUENT
BORROWINGS:        After giving effect to any Borrowing, the Borrower and its
                   Subsidiaries shall be in compliance with all requirements under the credit agreement.

                   No Default and Compliance with Incurrence Provisions.

                   All Representations and Warranties remain true and correct. [Subject to materiality to be covered in documentation of each Representation and Warranty.]

REPRESENTATIONS
AND WARRANTIES:    Usual for facilities and transactions of this type, and
                   others to be specified by the Agent, including but not limited to corporate existence, good standing, authorization, FCC licenses, financial statements, title to assets, ownership of stock, no material adverse change, litigation, no violation of agreements or instruments, compliance with law, taxes, accuracy of information.


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FINANCIAL
COVENANTS:         This facility will be governed by financial and other
                   affirmative and negative covenants, including but not limited to the following:


                   TOTAL DEBT TO ANNUALIZED OPERATING CASH FLOW

                   The Borrower will not permit the ratio of the aggregate principal amount of consolidated Total Debt outstanding at any time during the respective periods below to Operating Cash Flow determined as of the end of the most recently ended quarterly period to exceed the respective ratios indicated:

                                                 Total Debt to
                   Period                        Operating Cash Flow
                   ------                        -------------------
                            [To Be Determined]


                   Interest Coverage
                   -----------------


                   The Borrower will not permit the ratio of Operating Cash Flow to Cash Interest Expense for the Trailing four quarter period to be less than the respective ratios indicated below:

                                                       Interest
                   Period                              Coverage

                               [To Be Determined]

                   ProForma Fixed Charge Coverage
                   ------------------------------


                   Commencing upon the conversion of the facility from a revolving credit facility to a term loan, the Borrower shall not permit the ratio of Cash Flow Available for Debt Service as of the end of any quarter, to Pro Forma Fixed Charges as of the end of such quarter to be less than [1.00 to 1].

                   Total Debt per Total Links
                   --------------------------

                   The Borrower shall not permit the ratio of Total Debt outstanding as at the end of the most recently ended fiscal quarter to Total Links (to be defined) as of such date to be greater than the respective amounts indicated below:

                              [To Be Determined]


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                   Performance Tests

                   Performance tests including but not necessarily limited to minimum revenues, minimum Operating Cash Flow (or maximum loss), minimum revenue per link and minimum number of links will also apply. Levels will be determined upon review of the business plan.

OTHER COVENANTS:   Within 180 days of closing and at all times thereafter the
                   Borrower shall maintain interest rate protection in a form reasonably acceptable to the Agent on at least 50% of the Facility then outstanding at an effective rate and for a period acceptable to the Agent.

RESTRICTED
PAYMENTS:          The Borrower will not directly or indirectly declare, order, pay or make any Restricted Payment.

                   The Borrower and its Subsidiaries shall not make any acquisitions other than Permitted Acquisitions (to be defined).

PERMITTED
INDEBTEDNESS:      The Borrower  and its Subsidiaries shall not incur, assume or guarantee any indebtedness except:

                   1.   Commitments with respect to this facility.

                   2.   Up to $                in public unsecured notes on
                   terms satisfactory to the Agent. [Specifically the notes currently being contemplated.]

                   3.   Current liabilities in the ordinary course of business.

                   4. Liabilities resulting from interest rate hedging obligations.

PERMITTED LIENS:   The Borrower and its Subsidiaries will not incur any liens except as related to this facility.

ACQUISITIONS,
INVESTMENTS,
MERGERS,
SALE OF ASSETS:    1.   The Borrower and its Subsidiaries will not acquire
                   or merge unrelated entities, except for Permitted
                   Acquisitions.



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                   2.   The Borrower and its Subsidiaries will not make
                   investments other than investments in securities of high quality, liquid and with maturities less than 90 days.

                   3. The Borrower and its Subsidiaries will not sell assets except for Permitted Asset Sales (to be defined), excluding transactions in the ordinary course of business.

FINANCIAL
REPORTING:         The Borrower will provide financial information as
                   follows:

                   1. Audited consolidated annual financial statements prepared by a recognized accounting firm acceptable to the Agent and the Banks within 90 days of the Borrower's fiscal year-end.

                   2. Unaudited quarterly consolidated and consolidating financial statements within 45 days of the end of each quarter.

                   3. Unaudited monthly consolidating financial statements within 30 days of the end of each month.

                   4. Compliance Certificates with detailed calculations of covenant compliance concurrently with the quarterly and annual financial statement's and prior to each borrowing under the Facility.

                   5. Annual budgets within 30 days of the Borrower's fiscal year-end.

                   6. Additional information as each lender may reasonably request from time to time.

EVENTS OF DEFAULT: Customary for transactions and facilities of this type and others to be specified by the Agent, including but not limited to nonpayment of principal or interest when due, violation of covenants, falsity of representations and warranties in any material respect, actual or asserted invalidity of security documents and security interests and the occurrence of any of the following events with respect to any of the Borrower or its Subsidiaries: cross-default, cross acceleration, bankruptcy, material judgments, ERISA, change of control, loss or material impairment of FCC licenses.

CHANGE OF
CONTROL:          [To be drafted upon discussion with the company.]



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ASSIGNMENTS:       Each Bank may assign all or part of its interest, rights
                   and obligations provided that with respect to any partial assignment, such assignment shall be in amount of at least $5,000,000.


MAJORITY BANKS:    66 2/3%

GOVERNING LAW:     New York.